UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                ----------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                FTS Apparel, Inc.
                 (Name of small business issuer in its charter)

        Colorado                    2253                   84-1416864
    ---------                    ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
    Organization )                                                No.


              301 Oxford Valley Rd., Suite 1202, Yardley, Pa, 19067
                             Telephone: 215-369-9979
       -------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


              301 Oxford Valley Rd. Suite 1202, Yardley, Pa, 19067
                             Telephone: 215-369-9979
       -------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                 Scott Gallagher
                             Chief Executive Officer
              301 Oxford Valley Rd. Suite 1202, Yardley, Pa, 19067
                             Telephone: 215-369-9979
--------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                    Copy to:

                                 Amy M. Trombly
                                 80 Dorcar Road
                                Newton, MA  02459
                                 (617) 243-0850

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



Title of each class                 Proposed              Proposed
 of . . . . . . . .                 maximum               maximum          Amount of
securities to be. .  Amount to be   offering price per    Aggregate        registration fee
registered. . . . .  registered(1)  security(2)           offering price
-------------------  -------------  --------------------  ---------------  -----------------
Common stock,
par value $.001
per share . . . . .      5,600,000  $               0.35  $     1,848,000  $         149.00
-------------------  -------------  --------------------  ---------------  -----------------



(1)  Pursuant  to  Rule  416(a)  of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued  to  prevent  dilution  resulting  from  stock  splits,  stock  dividends  or similar transactions.

(2)  The  price  of $0.35 per share, which was the average of the high and low prices of the
Registrant's  Common  Stock,  as reported on the Over-The-Counter Bulletin Board on July 16,
2003  is  set forth solely for purposes of calculating the registration fee pursuant to Rule
457(c)  of  the  Securities  Act  of  1933,  as  amended.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                          2

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS


                                FTS APPAREL, INC.
                         OFFERING UP TO 5,600,000 SHARES
                                 OF COMMON STOCK


We have prepared this prospectus to allow a selling stockholder, Dutchess Private Equities Fund L.P., which currently owns convertible debentures and is obligated to purchase additional convertible debentures, to sell up to 5,600,000 shares. The debentures convert into common stock at the Dutchess Private Equity Fund's discretion. Although we received proceeds from the private placement of the debentures, we will not receive any of the proceeds from the sale of common stock by the selling stockholder pursuant to this prospectus. All costs associated with this registration statement will be borne by us.

Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "FLIP.OB." On July 16, 2003, the last reported sale price for our common stock on the OTCBB was $0.37 per share.

Dutchess Private Equities Fund is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the resale of our common stock under the Investment Agreement.



                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7



You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.


     Subject to Completion, The date of this prospectus is July  23, 2003.

                                      3

                                TABLE OF CONTENTS


PROSPECTUS  SUMMARY                                                         5
RISK  FACTORS                                                               7
USE  OF  PROCEEDS                                                          11
DETERMINATION  OF  OFFERING  PRICE                                         11
DILUTION                                                                   12
SELLING  SECURITY  HOLDERS                                                 13
PLAN  OF  DISTRIBUTION                                                     14
LEGAL  PROCEEDING                                                          15
DIRECTORS  &  EXECUTIVE  OFFICERS                                          15
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      16
DESCRIPTION  OF  SECURITIES                                                18
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 19
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           19
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                    20
DESCRIPTION  OF  BUSINESS                                                  20
DESCRIPTION  OF  PROPERTY                                                  24
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         24
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            26
EXECUTIVE  COMPENSATION                                                    26
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION           29
FINANCIAL  STATEMENTS                                                      34
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING AND
FINANCIAL DISCLOSURE                                                       35



                                       4

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

                                   The Company

We are engaged in the acquisition and development of a chain of retail wireless locations that sell cellular and satellite handsets and activations, cellular accessories and other hard to find wireless items such as Bluetooth-enabled devices and Wi-Fi equipment for residential or business purposes. We are also converting each of our retail locations into a Wi-Fi hotspot allowing retail and business customers to connect to the Internet through our Wi-Fi network located within a short distance of each of our wireless locations.


                                  The Offering

In February 2003, we completed a debenture offering with Dutchess Private Equities Fund, L.P. Pursuant to a Subscription Agreement with Dutchess, we received $212,500 from the sale of 6% secured convertible debentures. We sold additional debentures to Dutchess worth $35,000 in April and May, 2003. On July
21, 2003, we amended the debenture agreement to  sell   an   additional $35,000
of debentures to Dutchess. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into our common stock at the holder's discretion at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. Dutchess also agreed to purchase an additional $130,000 convertible debenture upon effectiveness
of   this   registration  statement.   We   agreed   to  register  the  shares
underlying  the   debentures.  In  addition,  in exchange for $12,500  in cash,
Dutchess Private Equities Fund agreed to  return 250,000 shares of  our  common stock to us, which were purchased by Dutchess in August 2002. Additionally, we are registering the resale of 600,000 shares that Dutchess currently owns.

Our business address is 301 Oxford Valley Rd., Suite 1202, Yardley, Pennsylvania 19067. Our telephone number is (215) 369-9979.

Common  stock  offered                     Up  to  5,600,000  shares.  The
                                           actual  number  of  shares  will
                                           primarily depend  on  the
                                           conversion rate  of  the
                                           debentures.

Use  of  proceeds                          We  will  not  receive  any
                                           proceeds  from  the  sale  by
                                           the  selling  stockholder  of
                                           our  common  stock.

Symbol  for  our  common  stock            Our  common  stock  trades  on
                                           The  OTCBB  Market  under  the
                                           symbol  "FLIP.OB"

                                       5

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

Shares  of  common  stock  outstanding
as  of  June  30,  2003                                       17,430,240

Shares  of  common  stock  potentially  issuable
upon  conversion  of  the  debentures                          5,000,000
                                                           -------------

Total                                                         22,430,240

Assumptions

- No exercise of outstanding warrants to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share.

- No exercise of options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $.81 per share to $2.75 per share.

- No conversion of 50,000 outstanding shares of Series A Preferred Stock into 50,000 shares of common stock.

                                       6

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

SPECIAL  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could,"
"will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

RISKS  ABOUT  OUR  BUSINESS

WE  HAD  LOSSES SINCE OUR INCEPTION AND EXPECT LOSSES TO CONTINUE IN THE FUTURE.
WE  MAY  NEVER  BECOME  PROFITABLE.

We had a net loss of $1,168,154 for the year ended December 31, 2002 and a net loss of $815,907 for the year ended December 31, 2001. Our future operations may not be profitable if we are unable to develop our retail wireless operations. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to advertise our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on our business.

OUR INDEPENDENT AUDITORS HAVE ISSUED A GOING CONCERN OPINION DUE TO OUR RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

Our audited financial statements for the fiscal year ended December 31, 2002, reflect a net loss of $1,168,154. These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs. If we do not obtain additional funding, we may not be able to continue operations.
                                       7

WE ONLY RECENTLY ACQUIRED OUR OPERATING UNIT AND HAVE BEEN SELLING NETWORKING INFRASTRUCTURE DESIGN, INSTALLATION AND SUPPORT FOR A SHORT PERIOD OF TIME AND WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS.

We began our retail wireless operations in February 2003 with our acquisition of selected assets of Simply Cellular, Inc. Since we have just begun operations in this industry, we may not find commercial acceptance of our products and services. We have no way of predicting whether our marketing efforts will be successful in attracting new customers and acquiring market share. We may not be able to develop products and technologies that will attract customers without which we cannot operate profitably.


OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE, WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be adversely affected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance.
In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND IF WE DO NOT FIND SUCH CAPITAL ON ACCEPTABLE TERMS, WE WILL NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN.

Our business plan contemplates the acquisition of new enterprises and the proceeds from our existing financing arrangement may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to sustain or grow our business.

TO BECOME PROFITABLE AND GROW, WE MUST SUCCESSFULLY INTEGRATE NEW BUSINESSES INTO OUR COMPANY.

Our success depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any profitable acquisitions.

                                       8

If we do make business acquisitions, we must continue to implement and improve our operational, financial and management information systems. We must also hire, train and retain additional qualified personnel, continue to expand and upgrade core technologies, and effectively manage our relationships with customers, suppliers and other third parties. If we expand as anticipated, expansion could place a significant strain on our current services and support operations, sales and administrative personnel, capital resources, and other company resources. If we fail to effectively manage our growth our business will be harmed and we may not become or remain profitable.

WE DEPEND ON MR. SCOTT GALLAGHER, OUR CHIEF EXECUTIVE OFFICER, AND IF HE LEAVES THE COMPANY, OUR BUSINESS MAY BE HARMED.

Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of Mr. Gallagher's services may have a material adverse effect on our business, financial condition and results of operations. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.


RISKS  ABOUT  OUR  STOCK  AND  THIS  OFFERING

WE MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WHICH WOULD REDUCE YOUR PERCENTAGE OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our articles of incorporation authorizes the issuance of 25,000,000 shares of common stock, par value $.001 per share. As of June 30th, 2003 we have 17,430,240 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which 50,000 shares are issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe factors such as quarterly fluctuations in our financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and

                                       9


services, changes in our product mix and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. If our stock price fluctuates, you may not be able to sell your shares at a price higher than what you paid.

THE LIMITED TRADING VOLUME OF OUR STOCK MAY DEPRESS THE PRICE OF OUR STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, you may not be able to sell your common stock in short time periods, or possibly at all.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-     Deliver  a  standardized  risk  disclosure  document  prepared by the SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

-     Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.


RISKS  RELATED  TO  OUR  CELLULAR  PHONE  BUSINESS

WE DEPEND ON THIRD PARTY VENDORS AND IF WE ARE NOT ABLE TO SECURE COST-EFFECTIVE PRODUCTS, WE MAY NOT BECOME OR REMAIN PROFITABLE.

                                       10


Our performance depends on our ability to purchase products in sufficient quantities at competitive prices and on our vendors' ability to make and deliver high quality products in a cost effective, timely manner. Some of our smaller vendors have limited resources, production capacities and limited operating histories. We have no long-term purchase contracts or other contracts that provide continued supply, pricing or access to new products and any vendor or distributor could discontinue selling to us at any time. We may not be able to acquire the products that we need in sufficient quantities or on terms that are acceptable to us in the future. As a result, we may not become or remain profitable.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH OTHER COMPANIES WHICH WOULD NEGATIVELY AFFECT OUR EARNINGS AND POSSIBLY CAUSE A DECLINE IN OUR STOCK.

We operate in a highly competitive environment. We principally compete with a variety of small distributors of cellular phone accessories that focus on a particular segment of the market, as well as a few single large distributors that offer a broad range of such products. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. Our suppliers whose products we distribute or major cellular phone manufacturers may acquire, startup, and or expand their own distribution systems to sell directly to commercial and retail customers which would cause us to lose money and/or would cause a decline in the value of our stock.

WE SELL PRODUCTS THAT RELY ON THIRD PARTY NETWORKS TO OPERATE. IF ANY NETWORK DISRUPTION OCCURS, WE MAY LOSE BUSINESS.

Our operations rely to a significant degree on the efficient and uninterrupted operation of complex information technology systems and networks, which are integrated with those of third parties. Any failure of our current or future systems or networks could have a material adverse effect on our operations, sales and operating profit.


                                 USE OF PROCEEDS

The shares of common stock covered by this prospectus are to be sold by the selling shareholder who will receive all proceeds from such sales. We will not receive any proceeds from the sale of the shares.


                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                                      11


                                    DILUTION

Since this offering is being made solely by the selling stockholders, we will receive none of the proceeds and our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Subscription Agreement with Dutchess. The amount of dilution will depend on the offering price and number of shares to be issued under the Subscription Agreement. The following example shows the dilution to new investors at an offering price of $0.26 per share.

If we assume that we issue 5,000,000 shares of common stock under the agreement with Dutchess at an assumed offering price of 80% of $0.32 per share, our net tangible book value as of March 30, 2003 would have been $1,041,221 or $0.05 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.06 per share and an immediate dilution to new shareholders of $0.21 per share, or 81%. The following table illustrates the per share dilution:

Assumed  Public  Offering  Price  Per  Share                      $0.26
Net  Tangible  Book  Value  Per  Share  Before  This  Offering  ($0.01)
Increase  Attributable  to  New  Investors                        $0.06
                                                               --------
Net  Tangible  Book  Value  Per  Share  After  This  Offering     $0.05
                                                               --------
Dilution  Per  Share  to  New  Shareholders                       $0.21


                                       12



                            SELLING SECURITY HOLDERS

Based upon information available to us as of June 30, 2003, the following table sets forth the name of the selling stockholder, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholder will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholder. The selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


                     Ownership Before and After the Offering
                     ---------------------------------------



                       Number of Shares     Number of      Percent
Name of beneficial. .  Beneficially Owned   Shares Being   Owned After
 owner. . . . . . . .  Prior to Offering    Offered        Offering(1)
Dutchess Private
Equities Fund L.P.(2)        1,600,000      5,600,000(3)           -0-



(1) This number assumes the selling stockholder has sold all of the shares offered hereby prior to completion of this offering.

(2) Michael Novielli and Douglas Leighton are the principals of Dutchess Private Equities Fund.

(3) The actual number of shares will primarily depend on the trading price of our stock at the time Dutchess converts the debentures into common stock and how long Dutchess holds the debentures.



                                       13



                              PLAN OF DISTRIBUTION

We are registering the resale of up to 5,600,000 shares of common stock on behalf of Dutchess Private Equities Fund, L.P.

Dutchess is selling 600,000 shares it acquired in a private placement from us. Additionally, Dutchess may sell up to 5,000,000 shares pursuant to debentures it currently owns and is obligated to purchase. We cannot predict the exact number of shares that we will issue pursuant to the debentures held by Dutchess. The number of shares will primarily depend on the trading price of our stock at the time Dutchess converts the debentures into common stock and how long Dutchess holds the debentures.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

- transactions on the OTCBB or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

-     in  the  over-the-counter  market;

- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

-     on  connection  with  short  sales  of  the  shares;

-     by  pledge  to  secure  debt  and  other  obligations;

- through the writing of options, whether the options are listed on an options exchange or otherwise;

- in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

-     through  a  combination  of  any  of  the  above  transactions;  or

-     any  other  method  permitted  by  law.

The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

                                       14

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Regulation S of the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

We entered into a registration rights agreement for the benefit of the selling stockholders to register our common stock under applicable federal and state securities laws.


                                LEGAL PROCEEDINGS

We are not aware of any legal matters that could have a material impact on our business.


                          DIRECTORS AND EXECUTIVE OFFICERS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name                     Age          Position
---------------------   -----         -----------
Scott  Gallagher           36          Chairman  of  the  Board  of
                                       Directors,  Chief  Executive
                                       Officer  and  President

Linda  Ehlen               53          Interim  Chief  Financial  Officer

David  R.  Rasmussen       36          Director

W.  Scott  McBride         31          Director

James  H.  Gilligan        31          Director

All of our current directors except Mr. Gallagher have served on the Board since February 10, 2002; Mr. Gallagher has served since January 11, 2002. All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

Biographies  of  Officers  and  Directors

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

SCOTT GALLAGHER has served as our Chairman, President and Chief Executive Officer since January 11, 2002. Prior to joining us, and since 1999, Mr.
Gallagher had served as the president of About-Face Communications, LLC, a privately held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the chief

                                       15

investment officer and a general partner with the Avalon Stock Fund, a private hedge fund based in New York City. Prior to co-founding Avalon Stock Fund, from 1995 to 1999, Mr. Gallagher was a branch manager and founder of the Langhorne, Pennsylvania office for Scottsdale Securities, Inc., a national brokerage firm based in St. Louis, Missouri.

LINDA EHLEN has served as our Interim Chief Financial Officer since February 10 2002. Prior to joining us and since 1995, Ms. Ehlen has served as the Chief Financial Officer of Casa Comieda, Inc., a company involved in the restaurant business. From 1981 to 1995, Ms. Ehlen was a controller for Livingston Oil Corp. Ms. Ehlen earned her Bachelor's Degree in Accounting from Monmouth University, Rutgers School of Government and Accounting.

DAVID R. RASMUSSEN has served on our board of directors since February 10, 2002. He has been in the information technology field since 1992. Since 2000, Mr. Rasmussen has served as a Project leader for ERC, Inc., a subsidiary of General Electric. In his current position he provides IT solutions that enable business to drive core processes and grow profitable relationships. From 1997 through 2000 Mr. Rasmussen worked as a program analyst for National Association of Insurance Commissions. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. Mr. Rasmussen is a six sigma certified Green belt.

W. SCOTT MCBRIDE has served on our board of directors since February 10, 2002. In January 2001, Mr. McBride served as a Security Information Technology Consultant and provided a variety of services to companies and law enforcement agencies. From January of 2000 through December of 2000, Mr. McBride worked with the firm Datek Online Brokerage Services, as a team technology leader in the customer service area. From 1997 to 2000 Mr. McBride attended Monmouth University, in West Long Branch, New Jersey where he received a Master's Degree in Education. From 1995 to 1997, Mr. McBride was a partner in a New Jersey real estate development venture. Mr. McBride graduated from Western State College, in Gunnison Co. in 1995 with a BA in Political and Environmental Science.

JAMES H. GILLIGAN has served on our board of directors since February 10, 2002. Currently Mr. Gilligan is a marine fuels broker/trader for World Fuel Services, Corp. In September 2001, Mr. Gilligan served as an independent sales consultant for Digital Descriptor Systems, Inc., a security/biometric company. From 1996 to 2001, Mr. Gilligan worked at Kristensons-Petroleum, Inc. as a broker/trader. Kristensons-Petroleum services ship owners, marine fuel suppliers and a network of independent brokers and traders around the world. Mr. Gilligan earned his BA in Liberal Arts from West Virginia University in Morgantown, West Virginia and his Associates in Liberal Arts from Brookdale Community College, in Lincroft, New Jersey.


                                       16

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of June 1, 2003 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2002 fiscal year and (iv) all of our directors and current executive officers as a group:



                                         AMOUNT AND
                                         NATURE OF
                                         BENEFICIAL        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)  OWNERSHIP         OF CLASS(2)

James H.  Gilligan. . . . . . . . . . .  200,000            1.1%
W.  Scott  McBride. . . . . . . . . . .  500,000            2.9%
David R.  Rasmussen . . . . . . . . . .  75,000               *
Scott Gallagher . . . . . . . . . . . .  4,302,451         24.7%
Linda  Ehlen. . . . . . . . . . . . . .  222,916            1.3%
Dutchess Advisors . . . . . . . . . . .  1,600,000 (3)      9.2%
  312 Stuart St., 3rd Floor
  Boston, MA  02116
LeRoy  Landhuis . . . . . . . . . . . .  6,793,471 (4)     36.8%
  212  N.  Wahsatch  Avenue,
  Suite  301
  Colorado  Springs,  CO  80903
All directors and current executive
 officers as a group (5 persons). . . .  5,300,367        30.4%

* Less than 1% of outstanding shares of Common Stock.


     (1)     The address of all individual directors and executive officers is c/o FTS Apparel, Inc., 301 Oxford
Valley  Rd.,  Suite  1202,  Yardley,  PA  19067.

     (2)     The number of shares of common stock issued and outstanding on June 30, 2003 was 17,430,240 shares.
The  calculation  of percentage ownership for each listed beneficial owner is based upon the number of shares of common  stock  issued  and  outstanding  on  June  30, 2003, plus shares of common stock subject to options and warrants  held  by  such  person  on  June  1,  2003 and exercisable within 60 days thereafter. The persons and entities  named  in  the  table  have  sole  voting  and  investment  power  with respect to all shares shown as beneficially  owned  by  them,  except  as  noted  below.

     (3)     This  information  is  based  on  a  13G filed on April 16, 2003.  Includes 600,000 shares owned by
Dutchess  Advisors  and  1,000,000  shares  owned  by  Michael  Novielli,  a  principal  of  Dutchess  Advisors.

     (4)     Includes  warrants  for  1,036,000  shares of Common Stock, exercisable immediately for an exercise price  of  $1.50  per  share,  and  expiring  on  April  19,  2010.

                                       17



                            DESCRIPTION OF SECURITIES

Authorized  Capital

Our total number of our authorized shares of common stock is twenty five million (25,000,000) with a par value of $.001 per share. Additionally, we are authorized to issue 5,000,000 shares of Preferred Stock. Of this 5,000,000, we may issue up to 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 par value. As of June 30, 2003, we had 50,000 Series A shares issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which no shares are issued or outstanding.

Common  Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefor, subject to the rights of Preferred stockholders. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to the rights of Preferred Stockholders.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Noncumulative  Voting

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights.

Preferred  Stock

Our Articles of Incorporation, as amended, vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation; (v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

                                      18

As of June 30th, a total of 150,000 shares were designated Series A Preferred Stock, of which 50,000 are issued and outstanding. All Series A shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

Stock  Options

We have a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), which we adopted in July 1997. Under our Plan, our Board of Directors has reserved 2,500,000 shares of our common stock that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. We currently have options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $.81 per share to $2.75 per share.

Warrants

We currently have warrants outstanding to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share. Such warrants expire on April 19, 2010.


                      INTEREST OF NAMED EXPERTS AND COUNSEL


No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of FTS. Nor does any such expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

                                       19

Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:
- indemnify our directors, officers, employees and agents to the fullest extent permitted by the Colorado Business Corporate Act;
- authorize payment of expenses incurred in defending a civil or criminal action; and
- purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, a amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.


                       ORGANIZATION WITHIN LAST FIVE YEARS

Information required by this section in disclosed under "Certain Relationships and Related Transactions" on page 24.


                             DESCRIPTION OF BUSINESS

HISTORY

We organized as Full Tilt Sports, Inc. in 1997 as a Colorado corporation to develop and market a line of young men's casual apparel and own several U.S. trademarks relating to that business. Effective August 23, 2000, we changed our name to FTS Apparel, Inc. In January 2002, we experienced a change in management after the prior management team were unable to raise the required funds to continue in the apparel business. Effective January 11, 2002, Scott Gallagher became our new Chairman and Chief Executive Officer and we appointed three new directors. The new Chairman agreed to purchase most of our common stock owned by two of the former officers and directors and additional stock from other shareholders. In conjunction with this change in control, we moved our principal executive and administrative offices to 301 Oxford Valley Rd., Suite 1202, Yardley, Pennsylvania 19067.

Business

We focus on developing, investing in and acquiring cash-flow positive businesses and viable business projects. Through our wholly owned subsidiary FTS Wireless, Inc., we are engaged in a targeted, strategic development strategy to consolidate the highly fragmented cellular phone and services industry. We currently own two retail wireless locations in the Tampa, Florida market:

- In February 2003, we acquired the assets of Tampa, Florida based "Simply Cellular, Inc."

- In May 2003, we acquired a lease and selected assets from American Connections of Florida, LLC, giving us a broader presence in the Tampa market.

                                       20

We market and distribute Satellite and Cellular based wireless products and services in three east-coast markets: Florida, New Jersey and Pennsylvania. In the Florida market we market and sell "post-pay" wireless services and products offered from 3 of the nation's top 6 wireless carriers T-Mobile, Sprint and Nextel. We also have marketing rights in Florida's Gulf coast market to sell and distribute "Pre-Pay" products and services offered by Air Voice Wireless. In New Jersey and Pennsylvania we function as a master agent for Air Voice wireless products and services, we sell and market Air Voice "Pre-Paid" products and services to both the wholesale and retail wireless markets. We derive our revenue from the sale of wireless products and commission paid to us for each new customer that signs a cellular or satellite contract.

THE  WIRELESS  INDUSTRY  (POST-PAY)

Since the introduction of mobile communications technology, growth in the wireless industry has been rapid with more than 135 million wireless handsets now in service in the U.S., providing analog cellular, digital cellular, enhanced Specialized Mobile Radio and Personal Communication Services, as reported by the Cellular Telecommunications and Internet Association. The wireless telecommunications industry is also experiencing significant technological change, including improvements in the capacity and quality of digital technology such as the move to 3G wireless technology. This causes uncertainty about future customer demand for current products and services and the prices that we will be able to charge for these services. For example, the demands for wireless data and cellular services provided by Sprint, Nextel and T-Mobile may be affected by the proliferation of wireless local area networks, otherwise known as Wi-Fi. To that end we have begun to carry, sell and market Wi-Fi equipment and products and convert our chain of retail locations into Wi-Fi "Hotspots" to attract residential and business customers to our stores. The rapid change in technology may lead to the development of wireless telecommunications services or alternative services that consumers prefer over traditional cellular. There is also uncertainty as to the extent to which airtime charges and monthly recurring charges may continue to decline. As a result, the future prospects of the wireless industry and other competitive services remain uncertain.

A key element in the economic success of wireless carriers is the rate of customer churn. Customer Churn is defined as the number of clients who cancel their contract with the carrier prior to the end of the term. Churn rates have continued to grow in recent years due to declining cellular plan pricing. In addition, the implementation of local number portability, or LNP, now scheduled for November 2003, is likely to increase churn. These developments may have a positive effect on our cellular operations by presenting customers with more flexibility when choosing a carrier and increase the rate of new activations.

                                       21

THE  WIRELESS  INDUSTRY  (PRE-PAID)
Industry research firm Atlantic-ACM forecasts that the prepaid wireless segment will grow from $4.4 billion in 2003 to $9.5 billion in 2007. One key factor that relates to our confidence in the pre-paid side of the wireless market, is lack of penetration in the U.S. when compared to pre-paid market in other parts of the world, Europe in particular. The U.S. pre-paid market penetration is less then 10% while Europe closer to 50% and Latin America closing in on 70% of the total market. Based on these statistics and the growing trend of young adults who now use there wireless phone as their only form of telecommunications, we feel an above average opportunity exists for us to profit from these trends.

STRATEGIC  PARTNERS  AND  CONTRACTS

POST-PAY

We activate wireless services through agreements with companies known as master dealers. These companies pay us a commission for each new cellular customer who signs a one or two year cellular contract with the carriers T-mobile, Sprint and Nextel. For T-Mobile and Nextel, we have a contract in place with Fort
Lauderdale based American Connections of Florida, LLC. We buy handsets and various cellular accessories from American Connections and are paid a commission based on the rate plan and credit rating of a new customer. However, if that customer deactivates his cellular service within the six-month period after signing the contract the commission paid to us is charged back and not paid. For Sprint products and services we have an agreement in place with Malsha Products under the same basic terms as the American Connections contract as it relates to commissions. The benefit of using a master dealer as opposed to dealing directly with the carrier is the commission tiers. Commissions are based on the number of activations a dealer generates monthly, by using a master dealer, we are paid at a much higher tier then we would receive if we dealt direct with the carrier.

PRE-PAY

We have marketing and distribution rights in 3 significant markets, New Jersey, Florida and Pennsylvania, to sell Air Voice pre-paid products and services. We functions as a Master Agent for Air Voice products and services. We buy the handset on its own and activate the phone through Air Voice, which is an AT &T reseller. Air Voice is responsible for all customer service, billing etc. We are paid a commission for each new activation and a percentage of airtime refill cards. We also may sell pre-paid products from T-Mobile and other national carriers but at this time, we are focused on building out a distribution channel for Air Voice pre-paid products only.

STRATEGIC  PLAN

We plan to develop and operate a profitable diversified wireless company selling state of the art products and services at competitive prices to retail and wholesale customers on the eastern seaboard. To achieve this goal, we have embarked on a targeted media marketing and branding campaign focused on building brand identity. The principal elements of our strategy for achieving these goals are:

                                       22

- Offer state of the art hard to find wireless products such as BlueTooth, Data devices, Wi-Fi products and more.
-     Open  a  minimum  of  four  retail  locations  by  the end of fiscal 2003.
-     Sign  1000  Air  Voice  wholesale  customers.
-     Deliver  superior  service  to  our  retail  and  wholesale  customers.
- Effectively execute a full scale marketing campaign to build brand identity.
-     Manage  and  implement  sound  processes  to  facilitate  our  growth.
-     Utilize the resource of talent available on our active Board of Directors.
-     Achieve  profitability  in  a  reasonable  time  frame.



MARKETING

We depend on advertising and marketing to attract new customers. We currently advertise in local print publications and run product related promotions. In the future we intend to advertise in other media channels as the need develops.

INVESTMENTS

We have made a strategic investment into a privately held technology company called " Vidyah, Inc., which provides comprehensive technology learning solutions, certification programs, and customized learning for a variety of Fortune 1000 companies, including, Disney, Sony, Microsoft, IBM, Cisco Systems, Harvard University, etc. FTS owns 30,000 preferred shares.

SEASONALITY

The wireless industry, typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; timing of new products and service introductions; and aggressive marketing and sales promotions. Therefore the fourth quarter will more then likely generate higher sales than other quarters.

COMPETITION

The retail wireless market is highly competitive. In the Tampa market where we operate our retail locations, we experience intense competition from other independent retailers, other privately held chains and direct from carrier owned and operated stores. Due to the competitive nature of the business we rely heavily on funding for advertising and growth.


EMPLOYEES

As of July 15, 2003, we had one full time employee at the corporate level, our Chairman and Chief Executive Officer, Scott Gallagher. Additionally, we employ Linda Ehlen, our Interim Chief Financial Officer and W. Scott McBride, a Director, on a consulting basis. In connection with our cellular phones and accessories business, we employ two full time individuals to run our "FTS Wireless" store located in Tampa, Florida.

                                       23


                             DESCRIPTION OF PROPERTY

We lease facilities located at 1049C Oxford Valley Road, Levittown Pennsylvania 19067 for use as a wireless retail location in addition to serving as our corporate headquarters. We entered into our lease commencing on July 15, 2003 for a period of one year and currently pay a monthly rental fee of $1,000.00 to occupy approximately 1,000 square feet. Our lease agreement provides for a one year renewal option.

We operate a wireless phone business from leased facilities located at 12014 Anderson Road, Tampa, Florida, 33625. The facilities, leased to Simply Cellular, Inc., commenced on August 1, 2001, with Life Investor Inc., Co., as landlord and on February 14, 2003, Simply Cellular, Inc., assigned such leased facilities to us. The monthly rent for this location is $2,000.

We assumed a lease from American Connections of Florida, LLC for our location at 8802 Rocky Creek Dr, Tampa, Florida at a rate of $985.00 per month. This lease terminates in August 2003 and has an option to renew for one year which we plan to exercise.

We believe that our leased property for our corporate headquarters is adequate for our current and immediately foreseeable operating needs. We may acquire other leases or properties if our business grows according to our strategic plan.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended December 31, 2000 and 2001, we occupied facilities in space leased from an affiliate of Mr. LeRoy Landhuis, our former Chairman and Chief Executive Officer and currently the owner of greater than five percent of our common stock. The rent paid pursuant to this arrangement for those two years was $193,744, based on the value assigned to the stock that we issued to Mr. Landhuis in exchange for the rent. Also during 2001 and 2000, we paid $5,936 and $16,065 to the Landhuis Brokerage and Management Co. for consulting services and office support services.

On April 19, 2000, we issued 3,594,256 shares of our common stock in a private placement to Mr. Landhuis. The aggregate proceeds from the private placement was $1,343,780, based upon the value of the stock as originally negotiated by the parties, $.37 per share, consisting of $1,000,000 in cash; payment of rent valued at $193,744 for our office facilities for a two year term; office equipment and improvements valued at $32,192; and consulting services valued at $117,844. Mr. Landhuis was a minority shareholder in our company prior to the transaction. As part of that transaction, we granted a warrant to Mr. Landhuis to acquire up to 1,036,000 shares of our common stock at an exercise price of $1.50 per share, effective until April 19, 2010.

Effective August 18, 2000, we entered into an agreement with Mr. Landhuis whereby we agreed to indemnify Mr. Landhuis for any tax liabilities he incurred for income in excess of amounts agreed upon in his prior agreements with us.

                                       24

During the year ended December 31, 2000, Mr. Landhuis made a short term loan to us in the amount of $65,685 for payroll, accounts payable, merchandise and travel expenses. The loan was repaid prior to year end with interest in the amount of $1,585. We reimbursed the Landhuis Brokerage and Management Co. $12,621 for travel expenses incurred on our behalf. We also reimbursed Mr. Landhuis $30,000 for legal fees incurred regarding Mr. Landhuis's acquisition of our stock and other related transactions.

During the year ended December 31, 2001, we issued a total of 924,722 shares of our common stock to Mr. Landhuis. Of that amount, 782,222 shares were issued for consulting services valued at $220,000 and 142,500 shares valued at $6,672 were issued in satisfaction of our obligation pursuant to a registration rights agreement. We negotiated the number of shares in connection with the registration agreement at the time the shares were issued; this amount was based on the fair market value of the common stock at the time of the transaction and the perceived value of the opportunity foregone by Mr. Landhuis.

In January 2002, we issued 1,200,000 shares of common stock to Mr. Gallagher pursuant to our employment agreement with him. The shares were valued at the fair market value on the date the agreement was reached to issue shares worth $120,000.

In August 2002, we sold 300,000 shares of our common stock to one of our directors, W, Scott McBride, at a purchase price of $.05 per share for an aggregate purchase price of $15,000.

During the year ended December 31, 2002, we issued 2,135,540 shares of common stock to Mr. Landbuis, valued at $270,064, in connection with a lease settlement agreement. The shares were valued at their fair market value on the date an agreement was reached to issue the shares.

On November 12, 2002 we issued: Scott Gallagher - 833,333 shares of common stock for services rendered to us valued at $.06 per share; Scott McBride - 125,000 shares of stock for services rendered to us valued at $.06 per share; James Gilligan - 125,000 shares of common stock for services rendered to us valued at $.06 per share; and Linda Ehlen 166,666 shares of common stock for services rendered to us valued at $.06 per share.

On November 26, 2002, we issued Scott Gallagher - 387,500 shares of common stock for services rendered to us valued at $.08 per share; Scott McBride - 75,000 shares of common stock for services rendered to us valued at $.08 per share; James Gilligan - 75,000 shares of common stock for services rendered to us valued at $.08 per share; David Rasmussen - 75,000 shares of common stock for services rendered to us valued at $.08 per share; and Linda Ehlen - 56,250 shares of common stock for services rendered to us valued at $.08 per share.

                                       25

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded over the counter and has been quoted in the OTCBB since March 18, 1999. The stock currently trades under the symbol "FLIP.OB." Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported are as follows:

Year  Ended                  High            Low
------------------         ------          -----

2001
----
September  30               $  .25           $  .02
December  31                $  .07           $  .02

2002
----
March  31                   $  .35           $  .06
June  30                    $  .20           $  .04
September  30               $  .20           $  .05
December  31                $  .15           $  .06

2003
----
MARCH  31                   $  .26           $  .09
JUNE  30                    $  .28           $  .16
SEPTEMBER  30*              $  .45           $  .25

*THROUGH  JULY  21,  2003.


Number  of  Stockholders

We had approximately 149 record holders of our common stock as of July 21, 2003.

Dividends

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future. There are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

                             EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs.

                                       26


                           SUMMARY COMPENSATION TABLE



                    Annual Compensation
Name And.  Year     Salary         Bonus         Other               Long Term
Principal                                        Annual             Compensation
Position                                         Compensation          Awards
                                                                 Securities    All
                                                                 Underlying    Other
                                                                 Options       Compensation
Scott .
Gallagher
Chief
Executive
Officer.   2002     $100,000 (1)    $20,000             0              0             0

LeRoy
Landhuis.  2002                     $19750       $117,844(2)           0             0
           2001                          0       $226,672(3)           0             0
           2000
Mr. Landbuis is no longer our Chairman and Chief Executive Officer.  Mr. Gallagher became our Chairman and Chief Executive Officer



(1)   During  January  2002,  we  issued  1,200,000  shares  of  common  stock pursuant  to  the  terms  of  our  employment  contract  with  Mr.
      Gallagher.  These  shares  were  valued  at  their  fair  market  value  on the  date  an  agreement  was  reached  to  issue  the  shares  of  $120,000.
(2)   Represents  compensation  for  services  pursuant  to  a  consulting agreement  which  was  paid  in  the  form  of  315,201  shares  of  common stock  valued  at  $.373869  per  share.
(3)   Includes  782,222  shares  of  common  stock  valued  at  $220,000  pursuant to  a  consulting  agreement  with  the  named  executive  officer  and
      142,500  shares  of  common  stock  valued  at  $6,672  issued  pursuant  to a  registration  rights  agreement  with  the  named  executive  officer.



Compensation  Agreements

On January 11, 2002, we entered into an executive employment agreement with Mr. Gallagher pursuant to which he was appointed our Chairman of the Board and Chief Executive Officer. The agreement provides him a base salary of $100,000 per year, the opportunity for bonuses based on our financial performance, 1,200,000 shares of our common stock and the right to participate in benefit programs maintained for our other employees. The agreement covers the period through the end of 2004, subject to earlier termination. The agreement provides that we may terminate his employment with "cause," as defined therein. In the event that his employment is terminated without cause, we must pay him for the balance of the original term.

                                       27

Directors  Compensation

We compensate our directors at a quarterly rate of $2,000 payable in stock or cash at our discretion. Additionally, each director is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf with our written consent.

Stock  Option  Plan

We have adopted a Non-Qualified Stock Option and Stock Grant Plan (the "Plan") for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

In 2001 and 2002 no options were granted under the Plan. We have options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $.81 per share to $2.75 per share. Compensation Committee Interlocks and Insider Participation
None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

                                 CAPITALIZATION

The table below sets forth our capitalization as of March 31, 2003. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes.

                                       28

MARCH  31,  2003
(in  thousands)
(UNAUDITED)
----------------

DEBT:
Current  portion  of  notes,  convertible  debt
 and  capital  lease  obligations.                                          0
                                                             ================
Capital  lease  obligations  and  notes,
net  of  current  portion                                             212,500
                                                             ================

STOCKHOLDERS'  EQUITY:
Common  Stock,  par  value  $0.001  per  share:                        17,430
10%  Convertible  Preferred  Stock,  Series  A,  $0.01  par  value     50,000
Additional  paid-in  capital                                        5,152,542
Accumulated  deficit                                              (5,401,601)
Deferred  compensation                                               (45,000)
                                                             ----------------
TOTAL  STOCKHOLDERS'  EQUITY                                        (227,629)

                                                             ----------------
TOTAL  CAPITALIZATION                                                (15,129)

                                                             ================

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our financial statements at March 31, 2003 included in the Form 10-QSB and our financial statements at December 31, 2002 included in Form 10-KSB and the notes thereto.

Overview

Historically and through the year ended December 31, 2002, we operated exclusively in the apparel industry. In January 2002, we experienced a management change after the prior management team was unable to raise the required funds to continue in the apparel business. Our business now focuses on developing and acquiring cash-flow positive businesses and viable business projects. As of June 2003, we owned two wireless retail operations in Tampa, Florida. Due to continuing losses from operations, the accountant which audited our financial statements for the year ended December 31, 2002 assessed that there was substantial doubt about our ability to continue as a going concern.

                                       29

Results  of  Operations

YEAR  ENDED  DECEMBER  31,  2002  COMPARED  TO THE YEAR ENDED DECEMBER 31, 2001.

During the year ended December 31, 2001, we realized a net loss of $1,168,154 (or $0.14 per share) on revenue of $568,953, compared to a net loss of $815,907 ($.07 per share) for the year ended December 31, 2002. Revenue during 2002 decreased by $568,953 over the prior year due primarily to our inactivity as we generated no revenue in 2002.

The cost of goods sold in 2001 was $645,824. Our cost of goods exceeded our revenue. We wrote down our inventory during 2001 in order to liquidate the inventory for quick sale. Despite our efforts, including manufacturing a portion of our products overseas, we do not believe that we ever achieved sufficient sales to reduce our cost of goods to acceptable levels. This fact, coupled with our general and administrative expenses, caused us to report a net loss for each year of our existence.

General and administrative expenses decreased from 2001 to 2002, from $1,101,127 in 2001 to $811,674 in 2002. The administrative expenses in 2002 are comprised principally of non cash stock compensation of $604,364 and salaries of $134,500. The administrative expenses in 2001 are comprised principally of non cash stock compensation of $226,672, salaries of $212,372 and amortization and depreciation of $337,550.

Professional fees remained a significant expense in the amount of $56,478 in 2002 as compared to $49,776 in the prior fiscal year. These expenses were incurred in connection with our need to file periodic reports with the SEC, as well as fees incurred in connection with our investigation of other businesses for acquisitions.

THE THREE MONTH PERIOD ENDED MARCH 31, 2003 COMPARED TO THE THREE MONTH PERIOD ENDED MARCH 31, 2002.

Results  of  Operations

For the three months ended March 31, 2003, we realized a net loss of $332,046, or $.02 per share, on revenue of $2,449. This compares to a net loss of $229,460, or $.02 per share, on no revenues for the three months ended March 31, 2002. Accordingly, our net loss increased by $100,986.

Our general and administrative expenses have increased from the same period in 2002. For the three months ended March 31, 2003, we reported $331,796 of general and administrative expenses, compared to $229,460 for the three months ended March 31, 2002, an increase of $102,336. This increase is primarily attributable to a $157,000 increase in non-cash stock compensation and a $47,070 increase in our general and administrative expenses.

                                       30

Liquidity  and  Capital  Resources

At March 31, 2003 we had cash available of $12,222, inventory valued at $8,485 and prepaid expenses and other current assets valued at $5,011 for a total of $25,718 of current assets.

Our current liabilities as of March 31, 2003, in the amount of $107,190 consist mainly of accounts payable and accrued expenses and $98,896 of accounts payable to a related party.

We believe that our continued existence is dependent on our ability to raise additional capital and to achieve profitable operations. Accordingly, the notes to our unaudited, interim financial statements express substantial doubt about our ability to continue as a going concern.


NEW  ACCOUNTING  PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 146, " Accounting for Costs Associated with Exit or Disposal Activities," or FAS 146. FAS 146, which will be effective for exit or disposal activities initiated after December 31, 2002, is not expected to have a material impact on our results of operation, financial position or cash flows.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," or FAS 148, which amends FAS 123, "Accounting for Stock-Based Compensation", transition requirements when voluntarily changing to the fair value based method of accounting for stock-based compensation and also amends FAS 123 disclosure requirements. FAS 148 is not expected to have a material impact on our results of operations, financial position or cash flow.

Critical  Accounting  Policies  and  Estimates

In December, 2001, the SEC issued cautionary advice to elicit more precise disclosure about accounting policies management believes are most critical in portraying our financial results and in requiring management's most difficult subjective or complex judgments. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments and estimates.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue  Recognition

Net revenues from wholesale product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

We recognize revenue from advertising and promotion income as the requisite services are provided. Revenues are recognized.

Operating revenues primarily consist of commissions for wireless service activation's and revenues generated from handset, accessory and wireless product sales. Activation commission revenue is realized upon receipt, however we allocate 10% of activation revenue as deferred revenue for a six-month period due to possible customer churn.

Goodwill  and  Intangible  Asset  Impairment

                                       31

We periodically review the carrying amount of property, plant and equipment and our identifiable intangible recognition.

Goodwill and Intangible Asset Impairment: See note 1 impairment of long lived assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

                              FINANCIAL STATEMENTS

                                FTS Apparel, Inc.

                         REPORT OF INDEPENDENT AUDITORS


Shareholders  and  Board  of  Directors
FTS  Apparel,  Inc.

We have audited the accompanying balance sheet of FTS Apparel, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholders' (deficit), and cash flows for the years ended December 31, 2001 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FTS Apparel, Inc. as of December 31, 2002, and the results of its operations, and its cash flows for the years ended December 31, 2001 and 2002, in conformity with accounting principles generally accepted in the United States of America.

                                       32

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and has working capital and stockholder deficits. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Stark  Winter  Schenkein  &  Co.,  LLP
Denver,  Colorado
March  31,  2003

                                       33


                                FTS APPAREL, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2002




ASSETS

CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $       219
                                                           ------------

 PROPERTY AND EQUIPMENT, NET. . . . . . . . . . . . . . .        3,943
                                                           ------------

 OTHER ASSETS . . . . . . . . . . . . . . . . . . . . . .          900
                                                           ------------

                                                           $     5,062
                                                           ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses . . . . . . . . . .  $    58,219
Accounts payable - related party. . . . . . . . . . . . .       53,926
                                                           ------------
Total current liabilities . . . . . . . . . . . . . . . .      112,145
                                                           ------------

STOCKHOLDERS' (DEFICIT)
10% Convertible preferred stock, Series A, $0.01 par
  value, 150,000 shares authorized, 50,000 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       50,000
Preferred stock, $0.01 par value, 4,850,000 undesignated
  shares authorized, none issued or outstanding.. . . . .            -
Common stock, $0.001 par value, 25,000,000 shares
  authorized, 15,530,240 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       15,530
Additional paid in capital. . . . . . . . . . . . . . . .    4,956,942
 Deferred Compensation. . . . . . . . . . . . . . . . . .      (60,000)
Accumulated (deficit) . . . . . . . . . . . . . . . . . .   (5,069,555)
                                                           ------------
                                                              (107,083)
                                                           ------------

                                                           $     5,062
                                                           ============

The notes to the financial statements are an integral part of these statements

                                       34

                                FTS APPAREL, INC.
                            STATEMENTS OF OPERATIONS



                                                 YEAR ENDED      YEAR ENDED
                                                 DECEMBER 31,    DECEMBER 31,
                                                          2001            2002
                                                 --------------  --------------

 REVENUES
 Sales of merchandise . . . . . . . . . . . . .  $     568,953   $           -
 Advertising and promotion income . . . . . . .          7,893               -
                                                 --------------  --------------
                                                       576,846               -
                                                 --------------  --------------

 COST OF GOODS SOLD . . . . . . . . . . . . . .        645,824               -
                                                 --------------  --------------

 GROSS PROFIT (LOSS). . . . . . . . . . . . . .        (68,978)              -

 GENERAL AND ADMINISTRATIVE EXPENSES. . . . . .      1,101,127         811,674
                                                 --------------  --------------

 (LOSS) FROM OPERATIONS . . . . . . . . . . . .     (1,170,105)       (811,674)
                                                 --------------  --------------

OTHER INCOME (EXPENSE)
Interest income . . . . . . . . . . . . . . . .          3,207               -
Interest expense. . . . . . . . . . . . . . . .         (1,256)         (4,233)
                                                 --------------  --------------

                                                         1,951          (4,233)
                                                 --------------  --------------

NET (LOSS). . . . . . . . . . . . . . . . . . .     (1,168,154)       (815,907)

PREFERRED DIVIDENDS . . . . . . . . . . . . . .              -               -
                                                 --------------  --------------

NET (LOSS) APPLICABLE TO COMMON STOCK . . . . .  $  (1,168,154)  $    (815,907)
                                                 ==============  ==============

PER SHARE INFORMATION:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(BASIC AND DILUTED) . . . . . . . . . . . . . .      8,598,451      11,132,146
                                                 ==============  ==============

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)  $       (0.14)  $       (0.07)

The notes to the financial statements are an integral part of these statements
                                                 ==============  ==============

                                       35

                                FTS APPAREL, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                     YEARS ENDED DECEMBER 31,  2001 AND 2002




                            Number of  Number of   Additional   Total
                            Preferred  Common      Preferred    Common   Paid-in      Deferred    Accumulated  Stockholders'
                            Shares     Shares      Stock        Stock    Capital      Compensation  (Deficit)   (Deficit)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------
Balance,
 December 31, 2000 . . . .     50,000   7,721,229  $    50,000  $ 7,721  $4,028,715   $       -   $(3,085,494)  $    1,000,942

Subscribed stock issued. .          -     105,000            -      105        (105)          -
Stock issued for services.          -     819,722            -      820     225,852           -       226,672
Net (loss) for the year
 ended December 31, 2001 .          -           -            -        -           -           -    (1,168,154)      (1,168,154)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------

Balance,
 December 31, 2001 . . . .     50,000   8,645,951       50,000    8,646   4,254,462           -    (4,253,648)          59,460

Stock issued pursuant
 to employment contract. .          -   1,200,000            -    1,200     118,800    (120,000)            -                -
 Stock issued for services          -   2,648,749            -    2,649     271,651           -             -          274,300
 Stock issued for cash . .          -     900,000            -      900      44,100           -             -           45,000
Stock issued for
  settlement of lease. . .          -   2,135,540            -    2,135     267,929           -             -          270,064
 Amortization of
 deferred compensation . .          -           -            -        -           -      60,000             -           60,000
Net (loss) for the year
  ended December 31, 2002.          -           -            -        -           -           -      (815,907)        (815,907)
                            ---------  ----------  -----------  -------  -----------  ----------  ------------  ---------------

Balance,
 December 31, 2002 . . . .     50,000  15,530,240  $    50,000  $15,530  $4,956,942   $ (60,000)  $(5,069,555)  $     (107,083)
                            =========  ==========  ===========  =======  ===========  ==========  ============  ===============

The notes to the financial statements are an integral part of these statements


                                       36

                                FTS APPAREL, INC.
                            STATEMENTS OF CASH FLOWS



                                                                                     YEAR ENDED      YEAR ENDED
                                                                                     DECEMBER 31,    DECEMBER  31,
                                                                                              2001             2002
                                                                                     --------------  ---------------

OPERATING ACTIVITIES
Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (1,168,154)  $     (815,907)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Amortization and depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . .         32,822              657
Stock issued or subscribed for services,
   contracts, and trade agreements. . . . . . . . . . . . . . . . . . . . . . . . .        226,672          604,364
Amortization of non-cash prepaid
   expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        304,728                -
Write-down of inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        111,979                -
Loss on sale of property and equipment. . . . . . . . . . . . . . . . . . . . . . .         (2,662)               -
Changes in:
Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         89,165                -
Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        176,718                -
Prepaid expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -           19,682
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11,782             (900)
Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . . . . .        (66,799)          56,118
Accounts payable - related party. . . . . . . . . . . . . . . . . . . . . . . . . .          1,971           51,569
                                                                                     --------------  ---------------
Net cash (used in) operating activities . . . . . . . . . . . . . . . . . . . . . .       (281,778)         (84,417)
                                                                                     --------------  ---------------

INVESTING ACTIVITIES
Acquisition of fixed assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .              -           (4,600)
                                                                                     --------------  ---------------
Net cash (used in) investing activities . . . . . . . . . . . . . . . . . . . . . .              -           (4,600)
                                                                                     --------------  ---------------

FINANCING ACTIVITIES
Proceeds from issuance of common stock. . . . . . . . . . . . . . . . . . . . . . .              -           45,000
Preferred dividends paid. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (1,411)               -
                                                                                     --------------  ---------------
Net cash provided by (used in) financing activities . . . . . . . . . . . . . . . .         (1,411)          45,000
                                                                                     --------------  ---------------

Net (decrease) in cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (283,189)         (44,017)

CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        327,425           44,236
                                                                                     --------------  ---------------

CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      44,236   $          219
                                                                                     ==============  ===============

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $       1,256   $        4,233
                                                                                     ==============  ===============
Income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $           -   $            -
                                                                                     ==============  ===============

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH FINANCING AND INVESTING ACTIVITIES

Common stock issued for deferred compensation . . . . . . . . . . . . . . . . . . .  $           -   $      120,000
                                                                                     ==============  ===============

The notes to the financial statements are an integral part of these statements



FTS Apparel, Inc Notes to Financial Statements December 31, 2002

NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION

FTS Apparel, Inc. (the Company) was incorporated under the laws of the State of Colorado. The Company's primary purpose has been the development, marketing, and distribution of clothing apparel bearing the FTS (Flip the Switch) insignia Effective January 11, 2002, the Company experienced a change in control, in which the Board of Directors appointed a new Chairman and Chief Executive Officer. In connection with the change in control, the Company has decided to explore opportunities outside of the apparel industry. However, the Company does not anticipate abandoning their traditional business.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

CASH  AND  CASH  EQUIVALENTS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORY

Inventories are stated at the lower of cost or market using the average cost method. The Company's evaluates the net realizable value of inventory on a quarterly basis. For the year ending December 31, 2001, the Company has recorded a loss on write-down of inventory of $111,979, which is included in cost of goods sold.

PROPERTY  AND  EQUIPMENT

Property and equipment is stated at cost and is being depreciated using the straight-line method over the asset's estimated economic life, ranging from 3 to 10 years.

                                      37

FINANCIAL  INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value.

IMPAIRMENT  OF  LONG-LIVED  ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

REVENUE  RECOGNITION

Net revenues from wholesale product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

The Company recognizes revenue from advertising and promotion income as the requisite services are provided.

SEGMENT  INFORMATION

The Company follows Statement of Financial Accounting Standards ("SFAS") 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

NET  LOSS  PER  COMMON  SHARE

The Company follows SFAS 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

                                      38

STOCK-BASED  COMPENSATION

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

DEFERRED  OFFERING  COSTS

The Company defers costs associated with the raising of capital until such time as the offering is completed, at which time the costs are charged against the capital raised. Should the offering be terminated the costs are charged to operations during the period when the offering is terminated. During the year ended December 31, 2002 the Company charged an aggregate of $141,000 to operations related to these costs for charges incurred related to a terminated offering.

RECENT  PRONOUNCEMENTS

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure-an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." EITF Issue No. 94-3 required recognition of costs at the date of commitment to an exit or disposal plan. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Early application is permitted. The adoption of SFAS 146 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

                                      39

In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

In November 2001, the EITF of the FASB issued EITF 01-9 "Accounting for Consideration Given by a Vendor to a Subscriber (Including a Reseller of the Vendor's Products)." EITF 01-9 provides guidance on when a sales incentive or other consideration given should be a reduction of revenue or an expense and the timing of such recognition. The guidance provided in EITF 01-9 is effective for financial statements for interim or annual periods beginning after December 15, 2001. The adoption of EITF 01-9 by the Company did not have a material impact on the Company's financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets with definite lives to be held and used or to be disposed of and also issued the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have a material impact on the Company's financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS 143, "Accounting for Asset Retirement Obligations." SFAS 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS 143 is not expected to have a material impact on the Company's financial position, results of operations or cash flows.

                                      40

In June 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which provides for non-amortization of goodwill and intangible assets that have indefinite useful lives, annual tests of impairments of those assets and interim tests of impairment when an event occurs that more likely than not has reduced the fair value of such assets. The statement also provides specific guidance about how to determine and measure goodwill impairments, and requires additional disclosure of information about goodwill and other intangible assets. The provisions of this statement are required to be applied starting with fiscal years beginning after December 15, 2001, and applied to all goodwill and other intangible assets recognized in the financial statements at that date. Goodwill and intangible assets acquired after June 30, 2001 will be subject to the non-amortization provisions of the statement. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements had not been issued previously. The Company's adoption of the provisions of SFAS 142 did not have a material impact on the Company's financial position, results of operations or cash flows.

In June 2001, the FASB issued SFAS 141, "Business Combinations," which is effective for all business combinations initiated after June 30, 2001. SFAS 141 requires companies to account for all business combinations using the purchase method of accounting, recognize intangible assets if certain criteria are met, as well as provide additional disclosures regarding business combinations and allocation of purchase price. The adoption of SFAS 141 did not have a material impact on the Company's financial position, results of operations or cash flows.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial recurring losses, aggregating $1,168,154 in 2001 and $815,907 in 2002. In addition the Company has working capital and stockholders' deficits of $111,926 and $107,083 at December 31, 2002 and has no revenue producing operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and obtain capital. The Company intends to raise capital through the sale of equity securities and/or the solicitation of short term financing. However, the Company has no firm commitments for either the sale of equity securities or debt financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and clasisfication of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                      41

NOTE  3  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following:

         Office  equipment                                     $  4,600
         Less:  accumulated  depreciation                           657
                                                              ---------
                                                               $  3,943

During 2002 the Company entered into a lease settlement agreement (See Note 8) in which all property and equipment held at December 31, 2001, with a net book value of $19,682 was given to the landlord as partial satisfaction of a lease obligation.

Depreciation expense for the years ended December 31, 2001 and 2002 was $30,063 and $657.

NOTE  4  -  STOCKHOLDERS'  (DEFICIT)

The Company has authorized 30,000,000 shares of stock, of which 25,000,000 shares are $.001 par value common stock and 5,000,000 shares are $.01 par value preferred stock. The Board of Directors is authorized to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of those shares.

In April 1998 the Company authorized the issuance of 150,000 shares of Series A Voting Convertible Cumulative Preferred Stock for $1 per share. The Series A Convertible Preferred Stock paid senior preferential fixed dividends at the rate of 10% per annum until April 2000. From May 2000 through April 2003, the dividend is calculated at 3.75% of the "net profits" of the Company and payable annually on or before 90 days from the closing of the Company's fiscal year. Each share of Series A Convertible Preferred Stock is convertible into one common stock share at the option of the holder. The Series A Convertible Preferred Stock automatically converts to common stock in April 2003.

During January 2001, the Company issued 782,222 shares of common stock related to consulting services to be provided by the Chief Executive Officer. The value of the consulting services is stipulated to be $220,000. Per the consulting agreement, the shares were valued at 75% of the average bid and ask price of the common stock on December 31, 2000, which approximates the discount that would have been applied due to the shares being restricted per Rule 144 of the Securities Act of 1933.

During April 2001, the Company issued 142,500 shares of common stock related to a stock purchase agreement with the Chief Executive Officer in which the Company agreed to issue 12,500 shares every month until a Registration Statement was filed. The parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares (see Note 8). Of the 142,500 shares issued during 2001, 105,000 were earned and subscribed as of December 31, 2000. The remaining 37,500 shares were earned during the year ended December 31, 2001.

During January 2002 the Company issued 1,200,000 shares of common stock pursuant to the terms of an employment contract with its president. These shares were valued at their fair market value on the date an agreement was reached to issue the shares of $120,000. The shares have been recorded as deferred compensation and are being amortized over the term of the employment contract of 2 years. During 2002 $60,000 was charged to operations.

                                      42

During August and September 2002 the Company issued 900,000 shares of common stock for cash aggregating $45,000. Of the shares issued 300,000 shares were sold to a related party at a discount from fair market value. This discount aggregating $18,000 has been charged to operations during the year ended December 31, 2002.

During the year ended December 31, 2002 the Company issued 2,648,749 shares of common stock valued at $256,300 for services. These shares were valued at their fair market value on the date an agreement was reached to issue the shares. This charge to operations includes $126,000 of costs which had been recorded as deferred offering costs.

During the year ended December 31, 2002 the Company issued 2,135,540 shares of common stock valued at $270,064 related to a lease settlement (see Note 8). These shares were valued at their fair market value on the date an agreement was reached to issue the shares.

During September 2002 the Company filed a Form SB-2 Registration Statement with the Securities and Exchange Commission to register 11,000,000 shares of common stock. In conjunction with this registration statement the Company incurred offering costs including $15,000 paid in cash and $126,000 paid in common stock. The Company subsequently withdrew the registration statement and charged the $141,000 in offering costs to operations.

NOTE  5  -  STOCK  OPTIONS

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years.

The effect of applying SFAS 123 on pro forma net (loss) as stated below is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years. The Company did not grant any stock options during 2001 and 2002.

                                      43

Changes  in  options  outstanding  under  the  plan  are  summarized as follows:

                                                  Number  of       Weighted
                                                   Shares          Average
                                                                Exercise  Price
                                              ---------------  ----------------
          Outstanding  at  December  31,  2000      1,050,000       $      1.50
          Granted                                                             -
                                                                              -
          Exercised                                                           -
                                                                              -
          Forfeited                                   452,000              1.50
                                                  ------------     ------------
          Outstanding  at  December  31,  2001
           and  2002                                  598,000       $      1.50
                                                  ============     ============

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The  following  table  summarizes  information  about fixed price stock options:

                                                      OUTSTANDING  AND
                                                       EXERCISABLE
                                                 Weighted        Weighted
                                                 Average          Average
                                Number         Contractual        Exercise
    EXERCISE  PRICES          OUTSTANDING          Life             PRICE
    ---------------          -----------          ----             -----
     $0.81  -  $1.38                4,000      6.1  years           $1.14
     $1.50  -  $2.75              594,000      6.7  years           $1.50

NOTE  6  -  STOCK  WARRANTS

The  following  details  the  warrants  outstanding  as  of  December  31, 2002:

                                             Underlying        Exercise
                                               Shares           price
Warrant  issued  during  2000                1,036,000          $1.50

The warrant was issued to the former Chief Executive Officer of the Company. The Warrant expires on April 19, 2010. At December 31, 2002, the Company had reserved 1,036,000 shares of common stock for stock warrants.

NOTE  7  -  INCOME  TAXES

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

          Federal  statutory  income  tax  rate                    34.00%
          State  taxes,  net  of  federal  benefit                  4.95%
          Valuation  allowance                                   (38.95)%
                                                               ----------
                                                                     -  %
                                                               ==========

                                      44

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

       Reconciling  items:
       Net  operating  loss  carryforward                      $       1,496,000
       Less  valuation  allowance                                    (1,496,000)
                                                              ------------------
       Net  deferred  tax  asset                               $               -
                                                              ==================

The net operating loss carry forward of approximately $4,400,000 will expire through 2022.

The net change in valuation allowance for the year ended December 31, 2002 was $270,000.

NOTE  8  -  RELATED  PARTY  TRANSACTIONS

The Company was the recipient of legal services from a shareholder. The Company incurred expenses of $24,841 and $28,000 related to these services for the years ended December 31, 2001 and 2002 including the issuance of 100,000 shares of common stock valued at its fair market value of $18,000 in 2002.

On April 19, 2000, the Company issued 3,594,256 shares of common stock and a stock warrant (See Note 6) in exchange for cash, fixed assets, office rent and consulting services. The agreement also required the Company to file a Registration Statement for the shares issued and to issue 12,500 shares of common stock per month until the filing of a Registration Statement. Subsequent to the year ended December 31, 2000, the parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares (see Note 4).

On January 5, 2002, the Company entered into a lease settlement agreement with the former President whereby, for forgiving a one-year lease obligation for office space, the former President received the following, with an aggregated value of $91,901: (i) all cash on hand at January 5, 2002, (ii) assignment of all equipment and inventory remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of common stock, (v) accrual of interest on the remaining balance at the rate of 12% per annum, and (vi) on June 5, 2002 settlement of any remaining balance, estimated at $27,983 in the form of common stock at an assigned value of $0.03 per share. During 2002 the Company issued 2,135,540 shares of common stock in relation to this settlement (see Note 4). The difference between the fair market value of the common stock and the assigned value was recorded as a charge to operations.


 During January 2002 the Company entered into an employment agreement with its president. The agreement is for a period of 2 years and provides for a base salary of $100,000 per annum plus an annual bonus of at least 25% of the base salary. In addition, the contract provided for the issuance of 1,200,000 shares of common stock (see Note 4). During 2002 certain amounts due pursuant to the

                                      45

employment contract were paid by the issuance of 1,220,833 shares of the Company's common stock valued its fair market value of $80,000 (see Note 4). At December 31, 2002 $45,000 of unpaid salary is included in accounts payable - related party.

NOTE  9  -  SUBSEQUENT  EVENTS

During February 2003 the Company completed a debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has agreed to register the shares underlying the debentures on a Form SB-2 Registration Statement. In addition, in exchange for $12,500 in cash
Dutchess agreed to return 250,000 shares of the Company's common stock to the Company which were purchased by Dutchess in August 2002.

During February 2003 the Company entered into an asset purchase agreement with Simply Cellular, Inc. whereby it acquired substantially all of the assets of a cellular service and accessories store for $70,000 in cash.

During February 2003 the Company filed a Form S-8 Registration Statement registering 1,900,000 shares of its common stock to be used a compensate certain consultants for services to be provided to the Company.


                                      46



                                FTS APPAREL, INC.
                                  BALANCE SHEET
                                 March 31, 2003
                                   (UNAUDITED)



ASSETS

CURRENT ASSETS
Cash. . . . . . . . . . . . . . . . . . . . . . . . . . .  $    12,222
Inventory . . . . . . . . . . . . . . . . . . . . . . . .        8,485
Prepaid expenses and other current assets . . . . . . . .        5,011
                                                           ------------
                                                                25,718
                                                           ------------

 PROPERTY AND EQUIPMENT, NET. . . . . . . . . . . . . . .       48,443
                                                           ------------

 OTHER ASSETS
Deposits. . . . . . . . . . . . . . . . . . . . . . . . .        2,900
Investment in private entity. . . . . . . . . . . . . . .       15,000
                                                           ------------
                                                                17,900
                                                           ------------

                                                           $    92,061
                                                           ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses . . . . . . . . . .  $     8,294
Accounts payable - related party. . . . . . . . . . . . .       98,896
                                                           ------------
Total current liabilities . . . . . . . . . . . . . . . .      107,190
                                                           ------------

CONVERTIBLE DEBENTURES. . . . . . . . . . . . . . . . . .      212,500
                                                           ------------

STOCKHOLDERS' (DEFICIT)
10% Convertible preferred stock, Series A, $0.01 par
  value, 150,000 shares authorized, 50,000 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       50,000
Preferred stock, $0.01 par value, 4,850,000 undesignated
  shares authorized, none issued or outstanding.. . . . .            -
Common stock, $0.001 par value, 25,000,000 shares
  authorized, 17,430,240 shares issued
  and outstanding . . . . . . . . . . . . . . . . . . . .       17,430
Additional paid in capital. . . . . . . . . . . . . . . .    5,151,542
Deferred Compensation . . . . . . . . . . . . . . . . . .      (45,000)
Accumulated (deficit) . . . . . . . . . . . . . . . . . .   (5,401,601)
                                                           ------------
                                                              (227,629)
                                                           ------------

                                                           $    92,061
                                                           ============

The notes to the financial statements are an integral part of these statements



                                      47


                               FTS APPAREL,  INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                 THREE MONTHS    THREE MONTHS
                                                 MARCH 31,       MARCH 31,
                                                          2003            2002
                                                 --------------  --------------
    (Restated)

 REVENUES
 Sales. . . . . . . . . . . . . . . . . . . . .  $       2,449   $           -
                                                 --------------  --------------

 COST OF GOODS SOLD . . . . . . . . . . . . . .          1,099               -
                                                 --------------  --------------

 GROSS PROFIT . . . . . . . . . . . . . . . . .          1,350               -
                                                 --------------  --------------

 GENERAL AND ADMINISTRATIVE EXPENSES
 Lease settlement . . . . . . . . . . . . . . .              -         125,234
 Non-cash stock compensation. . . . . . . . . .        209,000          52,000
 Purchased development expenses . . . . . . . .         23,500               -
 General and administrative . . . . . . . . . .         99,296          52,226
                                                 --------------  --------------
                                                       331,796         229,460
                                                 --------------  --------------

 (LOSS) FROM OPERATIONS . . . . . . . . . . . .       (330,446)       (229,460)
                                                 --------------  --------------

OTHER INCOME (EXPENSE)
Interest expense. . . . . . . . . . . . . . . .         (1,600)              -
                                                 --------------  --------------
                                                        (1,600)              -
                                                 --------------  --------------

NET (LOSS). . . . . . . . . . . . . . . . . . .       (332,046)       (229,460)

PREFERRED DIVIDENDS . . . . . . . . . . . . . .              -               -
                                                 --------------  --------------

NET (LOSS) APPLICABLE TO COMMON STOCK . . . . .  $    (332,046)  $    (229,460)
                                                 ==============  ==============

PER SHARE INFORMATION:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
(BASIC AND DILUTED) . . . . . . . . . . . . . .     16,775,796      10,982,617
                                                 ==============  ==============

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)  $       (0.02)  $       (0.02)
                                                 ==============  ==============

The notes to the financial statements are an integral part of these statements




                                      48

                               FTS APPAREL, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                               THREE MONTHS    THREE MONTHS
                                                               MARCH 31,       MARCH 31,
                                                                        2003            2002
                                                               --------------  --------------
    (Restated)
OPERATING ACTIVITIES
Net cash (used in) operating activities . . . . . . . . . . .  $     (87,997)  $     (49,336)

INVESTING ACTIVITIES
Investment in private entity. . . . . . . . . . . . . . . . .        (15,000)              -
                                                               --------------  --------------
Net cash (used in) investing activities . . . . . . . . . . .        (15,000)              -
                                                               --------------  --------------

FINANCING ACTIVITIES
Proceeds from issuance of convertible debentures. . . . . . .        115,000               -
Officer advances. . . . . . . . . . . . . . . . . . . . . . .              -           5,500
                                                               --------------  --------------
Net cash provided by financing activities . . . . . . . . . .        115,000           5,500
                                                               --------------  --------------

Net increase (decrease) in cash . . . . . . . . . . . . . . .         12,003         (43,836)

CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . .            219          44,236
                                                               --------------  --------------

CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . .  $      12,222   $         400
                                                               ==============  ==============

SUPPLEMTAL CASH FLOW INFORMATION:
CASH PAID FOR:
Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .  $           -   $           -
                                                               ==============  ==============
Income taxes. . . . . . . . . . . . . . . . . . . . . . . . .  $           -   $           -
                                                               ==============  ==============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of assets with convertible debenture. . . . . . .  $      70,000   $           -
                                                               ==============  ==============
Direct payment of operating expenses with debenture proceeds.  $      15,000   $           -
                                                               ==============  ==============
Repurchase of common stock with debenture proceeds. . . . . .  $      12,500   $           -
                                                               ==============  ==============

The notes to the financial statements are an integral part of these statements



FTS Apparel, Inc Notes to Unaudited Financial Statements March 31, 2002

                                      49


(1)  Basis  Of  Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements of the Company as of December 31, 2002 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

Revenue Recognition: Operating revenues primarily consist of commissions for wireless service activation's and revenues generated from handset, accessory and wireless product sales. Activation commission revenue is realized upon receipt, however we allocate 10% of activation revenue as deferred revenue for a six-month period due to possible customer churn.

(2)  Earnings  Per  Share

The Company calculates net earnings (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered, as their effect would be anti-dilutive.

(3)  Inventory

Inventory is valued at the lower of cost or market on a first in, first out basis and consists principally of telephone cellular equipment.

(4)  Going  Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the three months ended March 31, 2003 the Company incurred a net loss of $332,046 and has working capital and stockholders' deficits of $81,472 and $227,629, respectively, at March 31, 2003. In addition, the Company currently has no significant revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. The Company is pursuing financing for its operations and seeking to expand its operations.


                                      50

Failure to secure such financing or expand its operations may result in the Company not being able to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(5)  Convertible  Debentures

During February 2003 the Company completed a debenture offering. Pursuant to a subscription agreement with Dutchess Private Equities Fund, LP ("Dutchess") the Company received $212,500 from the sale of 6% secured convertible debentures. The terms of the debentures provide for payment by February 14, 2007 with the debentures being convertible into the Company's common stock at any time at the lesser of (i) 80% of the average of the five lowest closing bid prices during the 15 days prior to conversion or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The Company has agreed to register the shares underlying the debentures on a From Form SB-2 Registration Statement. In addition, in exchange for $12,500 in cash Dutchess agreed to return 250,000 shares of the Company's common stock to the Company, which were purchased by Dutchess in August 2002.

(6)  Stockholders'  (Deficit)

During February 2003 the Company issued 1,900,000 shares of common stock for services pursuant to a Form S-8 registration statement. The shares were valued at their fair market value on the date it was agreed that the shares would be issued. The non-cash stock compensation expense of $209,000 has been charged to operations during the period.

(7)  Acquisition  of  Assets

During February 2003 the Company entered into an asset purchase agreement with Simply Cellular, Inc. whereby it acquired substantially all of the assets of a cellular service and accessories store for $70,000 in cash. The Company recorded the fair value of the assets of $46,500 and charged the balance of $23,500 to operations as purchased development expenses for which feasibility has not been established and which has no alternative future uses.

In addition, during March 2003 the Company acquired 30,000 shares of preferred stock in VidYah, Inc., a private entity, for $15,000 in cash.


(8)  Correction  of  an  Error

                                      51

The accompanying financial statements for the period ended March 31, 2002 have been restated to correct errors recording non-cash stock compensation, valuation of the leasehold settlement obligation, and deferred compensation. The effect of the restatement was to decrease net (loss) for the quarter ended March 31, 2002 by $47,433, or $0.00 per share.

                     WHERE TO FIND MORE INFORMATION ABOUT US

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the 1933 Act with respect to the shares offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain certain information contained in Part II of the registration statement or filed as exhibits to the registration statement. We refer you to the registration statement and exhibits which may be inspected and copied at the Public Reference Department of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates. You can contact the Commission's Public Reference Department at (800) SEC-0330. The registration statement and exhibits also are available for viewing at and downloading from the EDGAR location within the SEC's internet website (http://www.sec.gov).

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. These filings may be viewed and downloaded from the SEC's internet website (http://www.sec.gov) at the EDGAR location. Also, we will provide copies of these documents and any exhibits to them, without charge to prospective investors upon request addressed to FTS Apparel, Inc., 301 Oxford Valley Rd., Suite 1202, Yardley, PA, 19067.


     CHANGES IN AND DISAGREMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

None of our principal independent accountants have resigned, declined to stand for re-election or been dismissed in the last two years.

PART  II.  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing  Fee--Securities  and  Exchange  Commission        $     150
Legal  Expenses                                           $   6,000
Accounting  Expenses                                      $   2,000
Blue  Sky  Fees  and  Expenses                            $   1,000
Printing  Expenses                                        $   1,000
Miscellaneous  expenses                                   $   1,000
                                                          ---------
              Total:                                     $   11,150


                                      52

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

On November 12, 2002 we issued: Scott Gallagher - 833,333 shares of common stock for services rendered to the Company valued at $.06 per share; Scott McBride - 125,000 shares of common stock for services rendered to the Company valued at $.06 per share and also 300,000 shares of common stock which were purchase at $.05 per share for proceeds to the Company of $15,000; James Gilligan
- 125,000 shares of common stock for services rendered to the Company valued at $.06 per share; and Linda Ehlen 166,666- shares of common stock for services rendered to the Company valued at $.06 per share. Also, on November 12, 2002, we issued 30,000 shares of common stock to two Individuals for services rendered to the Company valued at $.06 per share.

On November 26, 2002, we issued Scott Gallagher - 387,500 shares of common stock for services rendered to the Company valued at $.08 per share; Scott McBride - 75,000 shares of common stock for services rendered to the Company valued at $.08 per share; James Gilligan - 75,000 shares of common stock for services rendered to the Company valued at $.08 per share; David Rasmussen - 75,000 shares of common stock for services rendered to the Company valued at $.08 per share; and Linda Ehlen - 56,250 shares of common stock for services rendered to the Company valued at $.08 per share. We also issued 322,160 shares valued at $.08 to a shareholder in connection with a prior lease settlement. In 2003, we issued debentures convertible into common stock worth $282,500 to Dutchess Private Equities Fund, LP.


The securities issued in the foregoing transactions were either (i) offered and sold in reliance upon exemptions from the Securities Act of 1933 ("Securities Act") registration requirements set forth in Sections 3(b) and 4(2) of the Securities Act, and any regulations promulgated thereunder, relating to sales by an issuer not involving any public offering, or (ii) in the case of certain options to purchase shares of common stock and shares of common stock issued upon the exercise of such options, such offers and sales were made in reliance upon an exemption from registration under Rule 701 promulgated under Section 3(b) of the Securities Act. No underwriters were involved in the foregoing sales of securities.




                                    EXHIBITS
EXHIBIT  INDEX

Number      Description

3.1 Articles of Incorporation of the Company as filed June 30, 1997 with the Secretary of State of the State of Colorado and included as exhibit 2.1 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference

3.2 Articles of Amendment of the Articles of Incorporation of the Company as filed April, 15, 1998 with the Secretary of State of the State of Colorado and included as exhibit 2.2 to the Company's Form 10-SB dated August 24,1998, and incorporated herein by reference.

                                      53

3.3 Articles of Amendment of the Articles of Incorporation of the Company as filed August 23, 2000 with the Secretary of State of the State of Colorado included as exhibit 3.3 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by this reference.

3.4 Bylaws of the Company included as exhibit 2.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

4.1 Form of Certificate for Common Shares, included as exhibit 4.1 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and incorporated herein by this reference.

*5.1  Opinion  Regarding  Legality

10.1 Non-Qualified Stock Option and Stock Grant Plan, dated July 1, 1998 included as exhibit 6.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

10.2 Executive Employment Agreement between the Company and Scott Gallagher dated January 11, 2002 included as exhibit 10.1 to our Current Report on Form 8-K, dated February 11, 2002, and incorporated herein by reference.

10.3 Asset Purchase Agreement dated as of February 14, 2003 by and between FTS Apparel, Inc. and Simply Cellular, Inc. included as exhibit 2.1 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.4 Subscription Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.1 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.5 Debenture Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.2 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.6 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, LP. included as exhibit 10.3 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.7 Escrow Agreement between the Company and Dutchess Private Equities Fund, LP included as exhibit 10.4 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.8 Debenture Exchange Agreement between the Company and Dutchess Private Equities Fund, LP included as exhibit 10.5 to our Current Report on Form 8-K, dated February 24 2002 and incorporated herein by reference.

10.9 Addendum to the Subscription Agreement dated July 21, 2003 between the Company and Dutchess Private Equities Fund, LP included as Exhibit 10.1 to our Current report on form 8-K dated July 22, 2003 and incorporated herein by reference

10.10 Amended Debenture between the Company and Dutchess Private Equities Fund, LP. included as Exhibit 10.2 to our Current Report on Form 8-K, dated July 22, 2003, and incorporated by reference.

21.1  Subsidiaries  of  the  Registrant

23.1  Consent  of  Stark  Winter  Schenkein  &  Co.,  LLP

                                      54
----------------
*  To  be  filed  by  amendment.

28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)     Include  any  prospectus  required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      55

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                       The  FTS  Group  Inc.


                        By:/s/ Scott Gallagher
                       -------------------------------------
                           Scott  Gallagher
                           Chief  Executive  Officer  and  Director

                                POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Scott Gallagher, his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                             Date

/s/  Scott Gallagher                             July 23, 200
-------------------------                       --------------
Scott  Gallagher,  Chief  Executive  Officer
and  Director


/s/ David R. Rasmussen                            July 23, 2003
--------------------------                      ---------------
David  R.  Rasmussen,  Director



/s/ Scott McBride                                 July 23, 2003
------------------------                        ----------------
W.  Scott  McBride,  Director



/s/ James H. Gilligan                             July 23, 2003
-------------------------                        ----------------
James  H.  Gilligan,  Director



                                      56